Exhibit 5.1

                                  January 13, 1998

MedImmune, Inc.
35 West Watkins Mill Road
Gaithersburg, Maryland 20878

Gentlemen:

    We have acted as counsel to MedImmune, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of 1,700,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), pursuant to the terms of the subscription agreements, dated as of January 12, 1998 (the "Subscription Agreements"), between the Company and each of the several purchasers of Shares.

    We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Subscription Agreements, the Restated Certificate of Incorporation of the Company, as amended to date, and the Amended By-laws of the Company.

    Based on the foregoing, we are of the opinion that the Common
Stock has been validly authorized and, when duly issued and delivered in accordance with the terms of the Subscription
Agreements, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit
5.1 to the Registration Statement and to the references to this firm on the cover of the Registration Statement and under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

    We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the general corporate laws of the State of Delaware and the federal law of the United States of America. The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

                             Very truly yours,


                             DEWEY BALLANTINE LLP